Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Dragonfly Energy Corp.

Reno, Nevada

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated April 20, 2022, relating to the financial statements of Dragonfly Energy Corp., which is contained in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ BDO USA, LLP

Spokane, Washington

August 11, 2022